                          AMENDMENT TO RIGHTS AGREEMENT



      THIS AMENDMENT TO THE RIGHTS AGREEMENT (the "Amendment") is entered into as of the 30th day of August, 2001, by and between BEI MEDICAL SYSTEMS COMPANY, INC. (f/k/a BEI Electronics, Inc.), a Delaware corporation (the "Company") and the MELLON INVESTOR SERVICES, LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) (the "Rights Agent"), parties to that certain Rights Agreement, entered into as of June 30, 1997 (the "Agreement"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Agreement.

      WHEREAS, Section 27 of the Agreement provides that the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of the Rights, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent;

      WHEREAS, the Company desires to amend the Agreement to add Brookside Capital Partners Fund, L.P. to the definition of "Excluded Person," and the Company's Board of Directors has approved such amendment;

      WHEREAS, pursuant to Section 27 of the Agreement, the Company has delivered to the Rights Agent a certificate signed by the Chief Executive Officer of the Company certifying that the proposed amendment of the Agreement is in compliance with the terms of Section 27 of the Agreement;

      NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree:

      1. AMENDMENT. Section 1(h) of the Agreement is amended in its entirety to read as follows:

                  (H) "EXCLUDED PERSON" shall mean (1) Charles Crocker so long as he beneficially owns 30% or less of the outstanding Common Shares or (2) Brookside Capital Partners Fund, L.P. so long as it beneficially owns 30% or less of the outstanding Common Shares; provided, however, that Charles Crocker shall not be an Excluded Person if he beneficially owns more than 30% of the outstanding Common Shares without the prior approval of the Board of Directors of the Company.

      2.    MISCELLANEOUS

                                       1.

                  (A) GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  (B) COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                  (C) TITLES AND SUBTITLES. The titles and subtitles used in this Amendment are for convenience only and are not to be considered in construing or interpreting this Amendment.


      The foregoing AMENDMENT TO THE RIGHTS AGREEMENT is hereby executed and consented to as of the date first above written.

COMPANY:                                 RIGHTS AGENT:

BEI MEDICAL SYSTEMS COMPANY, INC.        MELLON INVESTOR SERVICES, LLC

By: /a/ R.W. Turner                      By: /s/ Nathan Hill
    --------------------------------         -----------------------------------
Name:  R.W. Turner                       Name: Nathan Hill
       -----------------------------           ---------------------------------
Title:  President & CEO                  Its: Assistant Vice President
        ----------------------------          ----------------------------------

                                       2.